Exhibit 32.2

Certification of the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 (the “Report”) by Mach One Corporation ("Registrant"), the undersigned hereby certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ PATRICK G. SHERIDAN
Patrick G. Sheridan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: May 19, 2010

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Mach One Corporation and will be retained by Mach One Corporation and furnished to the Securities and Exchange Commission or its staff upon request.